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EX.99B3(a)
                             SALES SUPPORT AGREEMENT

                                     Between

                         THE PENN INSURANCE AND ANNUITY

                                       And

                          HORNOR, TOWNSEND & KENT, INC.



                 Individual Variable and Fixed Annuity Contracts


                            Dated as of March 1, 1995


                                      C-16
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        AGREEMENT made as of the 1st day of March, 1995, by and between THE PENN
INSURANCE AND ANNUITY COMPANY ("PIA"), a Delaware Corporation, and HORNOR, TOWNSEND & KENT, INC. ("HTK"), a Pennsylvania Corporation.

                               W I T N E S S E D:

        WHEREAS, PIA is engaged in the business of issuing individual variable and fixed annuity contracts to the public;

        WHEREAS, HTK is licensed as a life insurance agent of PIA under state insurance laws, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Security Dealers, Inc. ("NASD"); and

        WHEREAS, PIA desires that HTK provide sales support services in connection with the sale of individual variable and fixed annuity contracts by designated life insurance agents of PIA, and HTK desires to provide such services;

        NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

        1. PIA will furnish HTK with the names of its life insurance agents who indicate a desire to sell individual variable and fixed annuity contracts identified in Schedule I attached hereto (hereinafter referred to as the "Contracts").

        2. HTK, after investigation will select the life insurance agents of PIA who are to become qualified under federal securities laws and rules of the NASD to engage in the sale of Contracts and will use its best efforts to cause such life insurance agents to be qualified. Life insurance agents so qualified will be "persons associated with" HTK under the Securities Exchange Act of 1934 and the applicable rules of the NASD. Upon such qualification of a life insurance agent, the qualification shall be certified in writing to PIA by HTK.

        3. Prior to permitting a life insurance agent to sell Contracts as an associated person of HTK, PIA, HTK and the life insurance agent will enter into an agreement pursuant to which the life insurance agent will acknowledge that he or she will be an associated person of HTK in connection with his or selling Contracts and that the life insurance agent's right to continue to sell Contracts is subject to his or her continued compliance with such agreement and the rules and procedures established by HTK.

        4. It is contemplated that other personnel of PIA may become qualified as associated persons of HTK in order to carry out securities activities with respect to the sale of Contracts. HTK will train such personnel as requested by PIA, and will use its best
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           efforts to cause such personnel to become qualified as associated persons. Upon such qualification, the qualification shall be certified in writing to PIA by HTK.

        5. HTK will fully comply with the requirements of NASD and of the Securities Exchange Act of 1934 and will supervise diligently the security activities of life insurance agents of PIA who are associated persons of HTK. Upon request by HTK, PIA will furnish or request any life insurance agent who is an associated person to furnish (at PIA's or the life insurance agent's expense) such appropriate records that may be necessary to insure diligent supervision.

        6. In the event any associated person fails or refuses to submit to supervision by HTK in accordance with this Agreement, or otherwise fails to meet the rules and standards imposed by HTK on the associated person, HTK shall certify such fact to HTK and shall immediately notify the associated person that he or she is no longer authorized to engage in securities activities with respect to the sale of Contracts, and HTK and PIA shall take whatever additional action may be necessary to terminate such securities activities of the associated person.

        7. HTK will assume full responsibility for the security activities of its associated persons with respect to the sale of Contracts and for initial and continued compliance by itself and its associated persons with applicable federal and state security laws and rules of the NASD. HTK may demand and shall be entitled to receive such assurances from PIA as HTK deems appropriate to demonstrate compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

        8. Compensation and reimbursement of expenses payable to life insurance agents in connection with sales of Contracts shall be paid by PIA under PIA's agency contracts and will not be an expense of HTK. All premium payments paid under Contracts by owners shall be paid to PIA and will not be income to HTK. HTK shall have no interest in any commissions or other remunerate payable to life insurance agents by PIA or in any premium payments paid under Contracts to PIA. For regulatory purposes of the NASD and the Securities Exchange Act of 1934, commissions paid by Penn Mutual shall be appropriately reflected in the books and records maintained by or on behalf of HTK.

        9. At the request of HTK, some or all of the books and records required to be maintained by a registered broker-dealer under the Securities Exchange Act of 1934 in connection with the sale of Contracts will be maintained by PIA as agent for HTK. PIA agrees that such records are and shall remain the property of HTK, will be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Contracts, and will be subject to examination by
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            the Securities Exchange Commission in accordance with Section 17(a)
            of the Securities Exchange Act of 1934.

        10. A confirmation with respect to each purchase payment made under Contracts will be sent to the owner of such Contract in accordance with Rule 10b-10 under the Securities Exchange Act of 1934.

        11. In payment for the services performed under this Agreement, PIA shall compensate as provided in Schedule I attached hereto.

        12. The compensation for services provided under this Agreement shall be paid within 15 days after the end of the calendar month in which premium payments are accepted by PIA. Should PIA for any reason return a premium payment, HTK shall repay PIA the total amount of any compensation which PIA may have paid to HTK with respect to such premium payments.

        13. HTK will cooperate with PIA in investigating and settling all claims that are made against PIA in connection with the sale of Contracts by life insurance agents of PIA who are associated with HTK. HTK shall promptly forward to PIA any notice of claim or relevant information concerning a potential claim which may come into its possession, and shall promptly forward to PIA any legal papers served on HTK involving the sale of Contracts.

        14. HTK will indemnify and hold harmless PIA and each director and officer of PIA against any losses, damages or liabilities, insofar as such losses, damages and liabilities arise out of or are based upon the failure of HTK and its officers, employees and representatives to comply with the provisions of this Agreement.

        15. PIA will indemnify and hold harmless HTK and each director and officer of HTK against any losses, damages or liabilities, to which HTK or such director or officer becomes subject, under the Securities Act of 1933 or otherwise, insofar as such losses, damages and liabilities arise out of or are based upon any inaccurate or inadequate statement in the Registration Statement for the Contracts.

        16. This Agreement shall continue in effect until terminated. Either party may terminate the Agreement by giving the other party thirty days prior written notice.
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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year written above.


                                                  THE PENN INSURANCE AND ANNUITY
                                                  COMPANY
Attest

______________________________                    By____________________________
                                                         L. Stockton Illoway
                                                         Vice President

                                                  HORNOR TOWNSEND & KENT, INC.

Attest

______________________________                    By____________________________
                                                          Vincent T. Cloud
                                                          President
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                         SCHEDULE I DATED MARCH 1, 1995
                                       To
                             SALES SUPPORT AGREEMENT
                                     Between
                 THE PENN INSURANCE AND ANNUITY COMPANY ("PIA")
                                       And
                       HORNOR, TOWNSEND KENT, INC. ("HTK")

                            DATED AS OF MARCH 1, 1995


Individual Variable and Fixed Annuity Contracts

Individual Variable and Fixed Annuity Contracts - Flexible Purchase Payments - Form IA-94 and variations thereof as required under state insurance laws

Compensation

1. With respect to agents/registered representatives who are compensated under the high commission schedule for sales of Contracts identified in this
   Schedule I (Option A), PIA shall pay HTK .20% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .01%.

2. With respect to agents/registered representatives who are compensated under the medium commission schedule for sales of Contracts identified in this
   Schedule I (Option B), PIA shall pay HTK .15% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .02%.

3. With respect to agents/registered representatives who are compensated under the low commission schedule for sales of Contracts identified in this
   Schedule I (Option C), PIA shall pay HTK .10% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .03%.

With respect to each Contract, the asset based compensation described in the forgoing sections (i.e. percentage of Contract Values) shall commence in the first calendar quarter following the completion of the first contract year. The compensation shall be paid in installments at the end of each calendar quarter.